Exhibit 99.2

FOR IMMEDIATE RELEASE

Michèle Szynal 760-804-4150 Michele.Szynal@CallawayGolf.com	Brad Holiday 760-931-1771	Eric Struik 760-931-1771

Callaway Golf Company Announces Dividend Reduction to Improve Cash Position

and Reiterates 2009 Guidance

CARLSBAD, Calif. – June 8, 2009 — Callaway Golf Company (NYSE: ELY) announced today that its Board of Directors has elected to reduce the second quarter dividend to $0.01 per share, payable on July 15, 2009 to shareholders of record as of June 26, 2009. This represents a $0.06 reduction to the dividend declared and paid on April 29, 2009, in the amount of $0.07 per share. This action will allow the Company to retain an additional $15.2 million in cash on an annualized basis, which represents $11.4 million over the balance of 2009.

“Over the long term, we believe that Callaway’s ability to preserve its cash position and follow a prudent policy of balance sheet management is in the best interest of our shareholders,” said George Fellows, President and CEO of Callaway Golf Company. “By enhancing liquidity in this environment, we will be better positioned to manage our business and to take advantage of growth opportunities as the economy recovers. The actions we announced today are definitive steps consistent with this strategy.”

“Callaway continues to maintain or grow market share even in this difficult environment which is a testament to our global brand equity and the quality of our products,” Mr. Fellows added. “Based on current trends and market conditions, we remain confident in our annual guidance provided at our first quarter earnings call on April 30th. The macroeconomic and foreign currency headwinds that negatively impacted the first quarter continue to impact our second quarter. As a result of these factors, along with charges relating to a 10% reduction in our workforce, our second quarter earnings are, consistent with our expectations, estimated to be similar to those achieved in the first quarter. Earnings for the second half of the year are estimated to be higher than last year due to less foreign currency headwinds, the benefits associated with our cost reduction initiatives and improving economic conditions. Our international expansion will continue, and when the economy turns, we believe that our geographical reach will provide a sustained competitive advantage. Preserving financial flexibility allows Callaway to plan for the second half of 2009 and position us favorably as we move into what we anticipate will be a better 2010.”

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, Ben Hogan® and uPro™ brands in more than 100 countries worldwide. For more information please visit www.callawaygolf.com or Shop.CallawayGolf.com

Important Notice Regarding Forward-Looking Statements

The statements in this press release regarding the Company’s cash position are forward-looking statements that involve risks and uncertainties, including, but not limited to, market conditions, a significant decline in revenues or further weakening of economic conditions and foreign currency exchange rates and the Company’s ability to comply with the financial covenants of its line of credit. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.